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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 FORM 8-K

                              CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): March 7, 2006


                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
            (Exact name of registrant as specified in its charter)


           Delaware                  333-42578             06-1285387
 (State or other jurisdiction     (Commission File      (I.R.S. Employer
     of incorporation or              Number)            Identification
        organization)                                        Number)


           One Corporate Drive
               Suite 600
          Shelton, Connecticut                       06484-6211
    (Address of principal executive offices)         (Zip code)


                                (203) 925-7200
               (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.03 Material Modification to Rights of Security Holders.

On March 1, 2006, Iroquois Gas Transmission System, L.P. (IGTS) and JPMorgan Chase Bank, N.A. (Trustee), in connection with IGTS' solicitation of consents of the bond holders (Holders)of its 8.68% Senior Notes due 2010 (the 2010 Notes) and its 6.10% Senior Notes due 2027 (the 2027 Notes) entered into a Third Supplemental Indenture and Fourth Supplemental Indenture to the Original Indenture, dated as of May 30, 2000, to amend the "SEC Reports and Reports to Holders" covenants so that IGTS will no longer be obligated to file with the SEC the reports and other information required under the Exchange Act but instead will supply the financial information that would have been required to be included in such reports and other information to the Trustee and upon request to the Holders.

As of 5:00 p.m., Eastern Standard Time on February 17, 2006, the expiration time of the solicitation, IGTS had received consents validly delivered and not revoked from Holders of 100% of the $200,000,000 aggregate principal amount of the 2010 Notes Outstanding, and approximately 72% of the $170,000,000 aggregate principal amount of the 2027 Notes Outstanding. None of the 2010 Notes or the 2027 Notes are owned by IGTS or any partner or affiliate thereof. IGTS paid a consent fee in the sum of $177,650.00, pro rata, to those Holders who consented to the solicitation.


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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        IROQUOIS GAS TRANSMISSION SYSTEM, L.P. as Registrant
                        By:  Iroquois Pipeline Operating Company, its Agent


Date: March 7, 2006       By:      /s/ Paul Bailey
                                     _________________
                            Name:    Paul Bailey
                            Title:   Vice President &
                                     Chief Financial Officer